UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 10, 2017

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851
(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 10, 2017, MetLife, Inc., a Delaware corporation (“MetLife”), exchanged $750,000,000 aggregate principal amount of its 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 (the “Junior Subordinated Debentures”) for $750,000,000 aggregate liquidation preference of the 9.250% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities (“X-SURPS”) of MetLife Capital Trust X (the “Trust”), a Delaware statutory trust sponsored by MetLife. The Junior Subordinated Debentures were exchangeable for the X-SURPS at MetLife’s option. The Junior Subordinated Debentures have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Junior Subordinated Debentures may be held only by persons that are both “Qualified Institutional Buyers” (within the meaning of Rule 144A under the Securities Act), and “Qualified Purchasers” (within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended).

MetLife entered into a replacement capital covenant (the “Replacement Capital Covenant”) (attached as Exhibit 4.2 to MetLife’s Form 8-K filed with the Securities and Exchange Commission on April 8, 2008 and incorporated herein by reference), whereby MetLife agreed for the benefit of holders of one or more designated series of MetLife’s long-term indebtedness designated by MetLife in accordance with the terms of the Replacement Capital Covenant from time to time ranking senior to the Junior Subordinated Debentures that MetLife will not repay, redeem or purchase and will cause its subsidiaries not to repay, redeem or purchase and will not permit to be repaid, redeemed or repurchased, the Junior Subordinated Debentures, on or before April 8, 2058, unless such repayment, redemption or purchase is made from the proceeds of the issuance of certain replacement capital securities and pursuant to the other terms and conditions set forth in the Replacement Capital Covenant.

As a result of the exchange, MetLife is the sole beneficial owner of the Trust, and is the beneficiary of $750 million 8.595% surplus notes held by the Trust that were issued by MetLife Insurance Company USA, a Delaware corporation (“MetLife USA”). MetLife expects MetLife USA to become a subsidiary of Brighthouse Financial, Inc. (“BHF”) prior to BHF’s separation from MetLife. MetLife currently intends to terminate the Trust prior to the separation, after which MetLife will become the direct holder of the surplus notes. MetLife also intends to forgive MetLife USA’s obligations to pay the principal amount of the surplus notes prior to BHF’s separation from MetLife.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

4.1	MetLife agrees to furnish to the Securities and Exchange Commission upon request a copy of any instrument with respect to long-term debt of MetLife and any subsidiary for which consolidated or unconsolidated financial statements are required to be filed, and for which the amount of securities authorized thereunder does not exceed 10% of the total assets of MetLife and its subsidiaries on a consolidated basis.

4.2	Replacement Capital Covenant dated as of April 8, 2008, incorporated by reference to Exhibit 4.2 to MetLife’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
	Name:	Timothy J. Ring
	Title:	Senior Vice President and Secretary

Date: February 15, 2017

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

4.1	MetLife agrees to furnish to the Securities and Exchange Commission upon request a copy of any instrument with respect to long-term debt of MetLife and any subsidiary for which consolidated or unconsolidated financial statements are required to be filed, and for which the amount of securities authorized thereunder does not exceed 10% of the total assets of MetLife and its subsidiaries on a consolidated basis.

4.2	Replacement Capital Covenant dated as of April 8, 2008, incorporated by reference to Exhibit 4.2 to MetLife’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2008.